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                                                                    Exhibit 23-C


                                            January 20, 2000






RE: EVALUATION OF THE P&NG RESERVES OF COLUMBIA NATURAL RESOURCES (AS OF
    DECEMBER 31, 1999) CONSTANT PRICE AND COST VERSION FOR U.S. SECURITIES REPORTING REQUIREMENTS


As independent petroleum and natural gas consultants, we hereby consent to the filing of this Letter Report in its entirety as an Exhibit to the 1999 Annual Report of Columbia Energy Group to the Securities and Exchange Commission on Form 10-K, and any Registration Statement of Columbia Energy Group, relating to the issue of securities to the public during 2000; to the quotation or summarization of portions of this Letter Report, subject to our approval of the related page(s) of the document(s), in the 10-K, the Prospectus included in said Registration Statement(s) or the 1999 Annual Report to Stockholders; and, subject to approval of the related page(s) of the document(s), to the use of our name and the reliance upon our authority as experts in said Annual Report to Stockholders, Form 10-K and Prospectus(es) and in Part II of said Registration Statement(s). We have no interest of a substantial or material nature in Columbia Energy Group, or in any affiliate, nor are we to receive any such interest as payment for the preparation of this Letter Report; we have not been employed for such preparation on a contingent fee basis; and we are not connected with Columbia Energy Group or any affiliate as a promoter, underwriter, voting trustee, director, officer, employee, or affiliate.


                                    /s/ Peter C. Sidey
                                    ----------------------------------------
                                    Peter C. Sidey, P.Eng.
                                    Senior Reservoir Engineer


                                    /s/ H.J. Helwerda
                                    ----------------------------------------
                                    H. J. Helwerda, P.Eng.
                                    Vice-President, Engineering


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